As filed with the Securities and Exchange Commission on October 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	84-3983399
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 Tide Street

Boston, MA 02210

(857) 520-9158

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dipal Doshi

President and Chief Executive Officer

6 Tide Street

Boston, MA 02210

(857) 520-9158

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur R. McGivern Sarah Ashfaq Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Dipal Doshi President and Chief Executive Officer Entrada Therapeutics, Inc. 6 Tide Street Boston, MA 02210 (857) 520-9158	Tara Fisher Patrick O’Brien Ropes & Gray LLP 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260160

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	1,811,250	$20.00	$36,225,000	$3,359

(1)	Represents only the additional number of shares being registered and includes 236,250 shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260160).

(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933 as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $181,125,000 on a Registration Statement on Form S-1 (File No. 333-260160), which was declared effective by the Securities and Exchange Commission on October 28, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $36,225,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Entrada Therapeutics, Inc. (the “Registrant”) by 1,811,250 shares, of which 236,250 are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-260160), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 28, 2021 (the “Prior Registration Statement’), are incorporated by reference into this Registration Statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260160), originally filed with the Securities and Exchange Commission on October 8, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 28th day of October, 2021.

ENTRADA THERAPEUTICS, INC.

By:	/s/ Dipal Doshi
Name:	Dipal Doshi
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Dipal Doshi Dipal Doshi	President, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2021

/s/ Kory Wentworth Kory Wentworth	Chief Financial Officer (Principal Financial and Accounting Officer)	October 28, 2021

* Kush M. Parmar, M.D., Ph.D.	Chairman and Director	October 28, 2021

* John F. Crowley	Director	October 28, 2021

* Todd Foley	Director	October 28, 2021

* Peter S. Kim, Ph.D.	Director	October 28, 2021

* Carole Nuechterlein	Director	October 28, 2021

* Mary Thistle	Director	October 28, 2021

*By:	/s/ Dipal Doshi
Dipal Doshi
Attorney-in-fact